Exhibit 8.2

[Letterhead of]

CRAVATH, SWAINE & MOORE LLP

[New York Office]

September 19, 2014

Tax Opinion Regarding the U.S. Federal Income Tax Consequences of

Crown Castle International Corp.’s Merger with Crown Castle REIT Inc.

Ladies and Gentlemen:

We have acted as counsel for Crown Castle International Corp., a Delaware corporation (“Crown”), in connection with its expected election to convert to a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and its completion of the steps necessary in order to operate in compliance with the REIT rules. At your request, and in connection with Crown’s proposed merger (the “Merger”) with and into its wholly owned subsidiary, Crown Castle REIT Inc., a Delaware corporation (“CCR”), we are rendering our opinion concerning the U.S. Federal income tax consequences of the Merger.

In rendering our opinion, we have examined and, with your consent, are relying upon: (i) the Agreement and Plan of Merger entered into by Crown and CCR, (ii) the registration statement filed by CCR with the Securities and Exchange Commission on Form S-4 (File No. 333-196742) (the “Registration Statement”) and (iii) such other public filings and documents and corporate records you have either provided to us or that we have deemed necessary or appropriate for purposes of our opinion.

We have assumed, with your consent, that: (i) all signatures are genuine, all natural persons are of legal capacity, all documents submitted to us are authentic originals, or if submitted as duplicates or certified or conformed copies that they faithfully reproduce the originals thereof; (ii) all such documents have been or will be duly executed to the extent required in the form presented to us; and (iii) all obligations imposed by any such document on the parties thereto have been or will be performed or satisfied in accordance with their terms.

Our opinion is based on statutory, regulatory and judicial authority existing as of the date hereof, any of which may be changed at any time with retroactive effect. Accordingly, a change in applicable law may affect our opinion. In addition, our opinion is based solely on the documents that we have examined and the facts and assumptions set forth herein. Our opinion cannot be relied upon if any of our assumptions are inaccurate in any material respect. We assume no responsibility to inform you of any subsequent changes in the matters stated or represented in the documents described above or assumed herein or in statutory, regulatory and judicial authority and interpretations thereof. Further, our opinion is not binding upon the Internal Revenue Service (the “IRS”) or the courts, and there is no assurance that the IRS or a court will not take a contrary position. We express our opinion herein only as to those matters specifically set forth above, and no opinion has been expressed or should be inferred with respect to any state, local or foreign laws or with respect to other areas of U.S. Federal taxation. We are members of the Bar of the State of New York, and we express no opinion as to any law other than the Federal law of the United States of America.

Based upon and subject to the foregoing, we are of opinion that the Merger will qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code and each of Crown and CCR will be a party to that reorganization within the meaning of Section 368(b) of the Code, with the U.S. Federal income tax consequences to Crown stockholders as described in the Registration Statement under “Material United States Federal Income Tax Considerations—U.S. Federal Income Tax Consequences of the Merger”.

We are aware that we are referred to under the headings “Summary”, “Risk Factors”, “Material United States Federal Income Tax Considerations” and “Legal Matters” in the Registration Statement. We hereby consent to such use of our name therein and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

This opinion may not be relied upon by any person other than Crown and CCR without our prior written consent.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Crown Castle International Corp.

Crown Castle REIT Inc.

1220 Augusta Drive, Suite 600

Houston, Texas 77057

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